Exhibit 10.11.1
AMENDMENT TO PIER 1 IMPORTS, INC. STOCK PURCHASE PLAN
     WHEREAS, the Pier 1 Imports, Inc. Stock Purchase Plan (the “Plan”) was established in 1980 and was most recently amended and restated on June 25, 2004; and
     WHEREAS, on January 24, 2008, the Board of Directors of the Company, upon recommendation of the Administrative Committee, approved a resolution (i) to suspend Participant compensation deductions, Company matching contributions and enrollment of new Participants under the Plan and (ii) to suspend purchases of shares of Common Stock under the Plan, each to occur after the last event in which Participant compensation deductions plus Company matching contributions could be used to purchase shares of Common Stock within the authorized aggregate amount for issuance under the Plan of 1,500,000 shares of Common Stock;
     NOW THEREFORE:
     A. Commencing as of March 29, 2008 (the “Suspension Date”), Participant compensation deductions, Company matching contributions, enrollment of new Participants and purchases of shares of Common Stock under the Plan (excluding the purchase of shares made in early April from the Participant and Company contributions made prior to the Suspension Date) are suspended.
     B. The suspension period (the “Suspension Period”) commences on the Suspension Date and will end as soon as administratively practicable after a restated and amended Plan is approved by the Company’s shareholders at their annual meeting on June 20, 2008. Should the amended and restated Plan not be approved at that meeting, then the Suspension Period will continue. During the Suspension Period, all aspects of the Plan other than the suspensions effected pursuant to item A above will continue in full force and effect.
     C. All terms used in this Amendment, unless specifically defined herein, have the same meanings attributed to them in the Plan. As amended hereby, the Plan is specifically ratified and reaffirmed.
          Signed effective as of March 29, 2008.

Pier 1 Imports, Inc., a Delaware corporation
By:
Gregory S. Humenesky
Executive Vice President March ___, 2008